Exhibit 10.4(a)

ADDENDUM NO. 1 TO EXCHANGE OFFER AGREEMENT

THIS ADDENDUM NO.1 TO EXCHANGE OFFER AGREEMENT (the “Addendum”) is made as of February __, 2010 (the “Effective Date”) by and among Thwapr, Inc., f.k.a. Mobile Video Development, Inc., a Delaware corporation (the “Company”) and each of the undersigned Stockholders under that certain Exchange Offer Agreement by and among the Company and the Stockholders dated July 20, 2009 (the “Agreement”). Capitalized terms not specifically defined herein shall have the meaning ascribed to them in the Agreement.

RECITALS

WHEREAS, the Company and the Stockholders executed the Agreement dated July 20, 2009, pursuant to which the Company and Stockholders conducted a share exchange under Section 3(a)(9) of the Securities Act of 1933, as amended where each Stockholder exchanged all of its issued and outstanding shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) for shares of preferred stock of the Company, par value $0.0001 per share (the “Series A Preferred Stock”);

WHEREAS, each share of Series A Preferred Stock is convertible into nine (9) shares of Common Stock upon (i) the three (3) year anniversary of the closing of the Offering, (ii) the Company obtaining at least 10,000,000 active registered users, or (iii) upon the occurrence of a Change of Control;

WHEREAS, the holders of Series A Preferred Stock are subject to certain lock-up provisions for a period of three (3) years as set forth in Section 5 of the Agreement;

WHEREAS, the Company desires to convert all of the issued and outstanding shares of Series A Preferred Stock into Common Stock and the Stockholders agree to amend the conversion features of the Series A Preferred Stock;

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

TERMS AND CONDITIONS

1.    Conversion and Surrender.  The Company and each Stockholder agree that each share of Series A Preferred Stock held by such Stockholder shall be converted into nine (9) shares of Common Stock (the “Stockholder Shares”) as of the Effective Date.  Each Stockholder agrees to surrender its original Series A Preferred Stock certificate within five (5) days of the Effective Date. The Company shall issue a new certificate evidencing the issuance of the Stockholder Shares upon surrender by each Stockholder of its original Series A Preferred Stock certificate for cancellation.

2.    Prohibition of Pledge, Sale or Transfer.  The pledge, sale, or other transfer of the Stockholder Shares, including (i) the use of the Stockholder Shares as collateral for borrowing, or (ii) the granting of purchase options to any other person or entity, shall be prohibited until the earlier to occur of (x) three (3) years from the date of issuance of the Series A Preferred Stock; or (y) upon the occurrence of a Change in Control, provided, however, that a transfer by a Stockholder (certified by such Stockholder to the Company that such transfer is for estate planning purposes), to (A) an immediate family member; or (B) a trust, corporation, limited partnership or limited liability company created by a Stockholder and in which the beneficial interest of such trust and/or equity ownership of any such entity is for the principal benefit of the Stockholder and/or the Stockholder’s immediate family, shall be permitted.

3.    Miscellaneous

3.1           Effectiveness; Continuity of Terms.  This Addendum shall be effective when executed by the Company and each Stockholder.  All other terms and provisions of the Agreement shall remain in full force and effect.

3.2           Governing Law.  This Addendum shall be governed, construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

3.3           Counterparts.  This Addendum may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.  This Addendum, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an "Electronic Delivery"), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

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IN WITNESS WHEREOF, the parties have executed this Addendum No. 1 to Exchange Offer Agreement as of the Effective Date.

COMPANY:

Thwapr, Inc., a Delaware corporation

By:
Chief Financial Officer

STOCKHOLDERS:

Synthetica Holdings, LLC

By:
Maurizio Vecchione, Managing Director

SNK Trust

By:
Gaye Knowles, Its Trustee

By:
Jaspal Julie Soos

By:
Wilma Vander Burgh

By:
Kristopher Wocks

By:
Jaime Ashmore